SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 7, 2003

Science Applications International Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-12771	95-3630868
(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Campus Point Drive, San Diego, CA 92121
(Address of Principal Executive Offices) (Zip Code)

(858) 826-6000
(Registrant’s Telephone Number, Including Area Code)

FORM 8-K

Item 5. Other Events and Regulation FD Disclosure.

On October 7, 2003, Science Applications International Corporation (“SAIC”) announced that Kenneth C. Dahlberg has been named chief executive officer (CEO) effective November 4, 2003, succeeding Dr. J. Robert Beyster, SAIC’s founder, current CEO and Chairman of the Board.  Dr. Beyster will remain Chairman until a new chairman is selected by the Board.  His current term on the Board expires in July 2004.  The news release is attached as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

Exhibit 99.1 News release dated October 7, 2003 is attached.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

Date: October 7, 2003	By	/S/ DOUGLAS E. SCOTT
Douglas E. Scott
	Its:	Senior Vice President,
General Counsel and Secretary